As filed with the Securities and Exchange Commission on August 21, 2015

Registration No. 333-141430

Registration No. 333-198442

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-141430

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-198442

UNDER

THE SECURITIES ACT OF 1933

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	32-0058047
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

27175 Energy Way

Novi, Michigan 48377

(248) 946-3000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

ITC Holdings Corp. Employee Stock Purchase Plan, as amended

(Full Title of the Plan)

Christine Mason Soneral, Esq.
Senior Vice President and General Counsel
ITC Holdings Corp.

27175 Energy Way

Novi, Michigan 48377

(248) 946-3000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark A. Metz

Dykema Gossett PLLC

39577 Woodward Avenue, Suite 300

Bloomfield Hills, Michigan 48304

(248) 203-0700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

ITC Holdings Corp. (the “Company”) is filing these Post-Effective Amendments No. 1 on Form S-8 to withdraw and remove from registration the unissued and unsold securities under the Company’s Employee Stock Purchase Plan, as amended (the “Plan”), previously registered by the Company pursuant to its Registration Statements on Form S-8 filed with the Securities and Exchange Commission on March 20, 2007 (No. 333-141430) and August 28, 2014 (No. 333-198442) (collectively, the “Registration Statements”).  The Registration Statements registered up to an aggregate of 665,000 shares (adjusted for stock split) of the Company’s common stock, without par value, issuable to participants in the Plan.  The Plan has terminated, and all rights to purchase shares under the Plan have been exercised or have expired.

In accordance with the undertaking contained in the Registration Statements, these Post-Effective Amendments are being filed to deregister and remove all of the previously registered shares of common stock that remain unissued and unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novi, State of Michigan on this 19th day of August, 2015.

ITC HOLDINGS CORP.

By:	/s/ Joseph L. Welch
Joseph L. Welch
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of ITC Holdings Corp., do hereby constitute and appoint Joseph L. Welch, Rejji P. Hayes and Christine Mason Soneral, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities indicated on August 19, 2015.

Signature	Title

/s/ JOSEPH L. WELCH	Chairman, President and Chief Executive Officer (Principal
Joseph L. Welch	Executive Officer)

/s/ REJJI P. HAYES	Senior Vice President, Chief Financial Officer and Treasurer
Rejji P. Hayes	(Principal Financial Officer and Principal Accounting Officer)

/s/ ALBERT ERNST	Director
Albert Ernst

/s/ CHRISTOPHER H. FRANKLIN	Director
Christopher H. Franklin

/s/ EDWARD G. JEPSEN	Director
Edward G. Jepsen

/s/ DAVID R. LOPEZ	Director
David R. Lopez

/s/ HAZEL R. O’LEARY	Director
Hazel R. O’Leary

/s/ THOMAS G. STEPHENS	Director
Thomas G. Stephens

/s/ GORDON BENNETT STEWART III	Director
Gordon Bennett Stewart III

/s/ LEE C. STEWART	Director
Lee C. Stewart